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                              PERFORMANCE UNIT PLAN



Whereas, Cerulean Companies, Inc. ("the Company") desires to provide a greater linkage between the compensation of certain key managers of the Company and the interests of the Company's stockholders; and

Whereas, it has been determined by the Board of Directors that to effect this purpose at least one management incentive plan should reward those key managers based upon increases in the value of the organization;

Now, therefore, the Company hereby establishes the 1996 Cerulean Companies, Inc. Performance Unit Plan effective February 2, 1996.

1.   DEFINITIONS

For the purposes of this Plan, the following terms mean:

a) BEGINNING COMPANY VALUE - the value of the Company at the effective date of this Plan is considered to be $221,100,000.


b)   CHANGE IN CONTROL

      1. An acquisition by any Person (as used in sections 13(d) and 14 (d) of the Securities Exchange Act of 1934) of Beneficial Ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of the securities of the Company that are then outstanding and entitled to vote generally in the election of directors ("Voting Securities Outstanding"); provided, however, that such acquisition of Beneficial Ownership would result in the Person's Beneficially Owning fifty percent (50%) or more of the combined voting power of Voting Securities Outstanding; and provided further, that immediately prior to such acquisition such Person was not a direct or indirect Beneficial Owner of fifty percent (50%) or more of the combined voting power of Voting Securities Outstanding; or

      2. The termination of service as directors, for any reason other than death, disability or retirement from the Board, during any period of two consecutive years or less, of individuals who at the beginning of such period constituted a majority of the Board, unless the election of or nomination for election of each new director during such period was approved by a vote of at least two-thirds of the continuing directors as defined under the Articles of Incorporation.

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      3. The approval by the shareholders of the Company of any merger or consolidation or statutory share exchange as a result of which the Voting Securities Outstanding shall be changed, converted, or exchanged (other than a merger or share exchange with a wholly-owned subsidiary of the Company) or liquidation of the Company or any sale or disposition of fifty percent (50%) or more of the assets or earning power of the Company; or

      4. The approval by the shareholders of the Company of any merger or consolidation or statutory share exchange to which the Company is a party, as a result of which the persons who were shareholders of the Company immediately before the effective date of the merger, consolidation, or statutory share exchange shall have Beneficial Ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of less than fifty percent (50%) of the Voting Securities Outstanding of the surviving corporation following the effective date of such merger, consolidation, or statutory share exchange.

     No Change in Control shall occur as a result of any acquisition of Voting Securities Outstanding by any subsidiary of the Company or by an employee benefit plan (or related trust) sponsored by the Company or a current affiliate.

 c)  COMMITTEE - the Compensation Committee of the Company's Board of
     Directors, which has been designated by that Board to manage and administer this Plan.

 d) COMPANY - Cerulean Companies Inc., a Georgia company and any successor to that company;

 e) COMPANY VALUE - the Company Value may be determined by calculating the Market Value at the time of a market event that creates a definite value of the Company and results in liquidity. The Board will determine when this event occurs until such time as the Company's common stock is listed or traded on a recognized United States exchange.

 f) DISABILITY - total disability as determined by the terms of the Company's long-term disability plan currently in effect.

 g) EMPLOYEE - any person who is employed by the Company or one of its divisions or subsidiary corporations.

 h) FINANCIAL PLAN - the business plan that is approved by the Board of Directors of the Company, as described in the Bylaws.

 i) MEASUREMENT PERIOD - the period for assessing a Unit Value will begin on February 2, 1996 and will end on the date when Company Value is first determinable in accordance with e) Company Value, as defined in this
     Section 1.

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 j)  PARTICIPANT - each key Employee who is so designated by the Committee.
     Participation in this Plan shall be limited to a select group of management and highly compensated employees.

 k) PERFORMANCE HURDLE - the average of 1-Year Treasury Bill yield, as indicated in the Wall Street Journal on the published date nearest to the end of each quarter for the preceding year, compounded over the Measurement Period.

 l) PLAN OR PUP - the Cerulean Companies, Inc. Performance Unit Plan first effective as of February 2, 1996, as amended from time to time.

 m) UNIT - an accounting unit awarded by the Committee to measure the benefit payable under this Plan. 1,000,000 have been approved for distribution by the Committee during the first Measurement Period.

 n) UNIT VALUE - the value of a unit. This value is determined by dividing 10,000,000 into Company Value.

2.   UNIT AWARDS

The Committee will award Units to each Participant in amounts the Committee deems appropriate. A Unit will be outstanding once it is awarded if it has not been canceled as provided herein.

3.   BEGINNING UNIT VALUE

The beginning Unit Value of each Unit awarded as of February 2, 1996 is $22.11.

4.   VESTING

A Participant's units will be 100% vested and non-forfeitable upon the occurrence of the earliest of the following events:

      -   A Change in Control

      -   Death

      -   Disability

      -   Retirement under the Company's qualified retirement plan

      -   The end of the Measurement Period

      -   December 31, 1999

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5.   AWARD MEASUREMENT

The award to a Participant (measured at the end of the Measurement Period) shall be equal to any increased Unit Value (Unit Value at the end of the Measurement Period less Beginning Unit Value in accordance with 3.) multiplied by the number of units awarded. If the growth in Company Value over the Measurement Period is less than the Performance Hurdle, the award will be zero.

6.   AWARD PAYMENTS

Awards will be paid to Participants at the end of the Measurement Period. If a Change in Control shall occur first, however, payment will be made as soon as practical after the Change in Control.

At the Committee's sole discretion, a Plan award (as measured under Section 5) may be paid either (A) in cash, in a lump sum, (B) in the Company's stock; or
(C) in any combination of cash and Company stock.

If the Company or its subsidiaries are holders of a valid judgment against any Participant at the time when benefit payments or installments are due, the Committee is entitled to direct any portion or all of a benefit to be applied to the debt.

Before any benefit is paid in the Company's stock, the Participant must sign any agreements which the Committee deems appropriate. These can include an Employee-Shareholder Agreement or an Employee-Management Shareholder Agreement. Any Participant who is unwilling to enter into such agreements will forfeit any Plan benefits otherwise payable. If the Committee decides to pay a benefit wholly or partly in the Company's common stock, no fractional shares will be issued.

The Committee will direct Plan benefits to be paid as soon as practicable after the end of the later of: (1) when Vesting occurs, or (2) at the end of the Measurement Period.

7.   WITHHOLDING OF BENEFIT PAYMENTS

The Company is entitled to withhold from benefit payments any amounts due or required to be withheld under applicable state or federal tax law or by the valid order of any court at the time such payment is due.

8.   BENEFICIARY

Each Participant may designate in writing, delivered to the Committee, a beneficiary(ies) who will be paid benefits, if any, in the event of the Participant's death. The beneficiary designation is not effective until received by the Committee or its representative. If a deceased Participant has not designated a beneficiary(ies) - or if the beneficiary does not survive the Participant - then the Committee will pay any Plan benefit to a Participant's

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survivors in this order (within 30 days of the Participant's date of death):
(1) surviving lawful spouse, (2) equally to surviving children, (3) to the Participant's estate.

9.   COMMITTEE

The Committee has the authority, in the sole and absolute exercise of its discretion, to:

     -   approve Participants as recommended by the Chief Executive Officer,
     -   approve the number of Units awarded to each Participant,
     -   determine the form of benefit payment under this Plan,
     - make any equitable adjustments to the number of outstanding Units or to the provision for the payment of benefits in the Company's stock,
     -   interpret the terms of this Plan, and
     - make such other decisions as the Committee deems appropriate in connection with the management and administration of this Plan.

No member of the Committee is eligible to vote on a decision affecting him/her individually as a Participant. If a Committee member is designated as a Participant, the other Committee members will decide how many Units will be awarded, the form of benefit payments, and any other issue respecting the member individually as a Participant.

10.  LIMITATION ON CLAIM FOR BENEFITS

Any claim under this Plan is solely the obligation of the Company. No member of the Committee nor any director, officer, employee or agent of the Company is liable as an individual to any person for the payment of a benefit or any other claim under this Plan.

All cash payments under this Plan are made from the Company's general assets. No claim for payment under this Plan will be superior to any unsecured claim of a general creditor of the Company.

11.  POSSIBLE ADDITIONAL CONDITIONS

The Company and the Committee reserve the right to require a Participant or a beneficiary to sign any documents deemed appropriate, including the release of the Company and the Committee from any laws which control the payment of benefits to a minor or to an incompetent person.

12.  NOT A CONTRACT OF EMPLOYMENT

Participation in this Plan does not give any person the right to be retained as an Employee. Upon the termination of employment, the Participant does not have any interest or right or claim other than as expressly provided in this Plan.

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13.  ALIENATION, ASSIGNMENT OR OTHER RIGHTS

Neither a Participant nor a designated beneficiary has any right to anticipate or assign any benefit or payment due under this Plan. Furthermore, no Participant or beneficiary has any rights which are either legally or customarily associated with the rights of a holder of the Company's stock, including the right of access to any financial information regarding the Company.

14.  AMENDMENT AND TERMINATION

The Company reserves the right to amend this Plan from time to time through action of its Board of Directors. The Company is entitled to terminate this Plan as of any December 31, and that date becomes the end of the Measurement Period for determining benefits. In such event, all Participants will be fully vested as of the termination date.

MISCELLANEOUS

a) This Plan will be construed in accordance with the laws of the State of Georgia.

b) If any provision of this Plan is invalid or unenforceable, it will not affect the other provisions. This Plan will remain in effect as though the invalid or unenforceable provision were omitted.



In witness whereof, Cerulean Companies, Inc., has caused this Plan to be executed on this _________ day _______________, 1997.


                                         CERULEAN COMPANIES, INC.

                                         By
                                            ---------------------------------

ATTEST


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